Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-76144


                              PROSPECTUS SUPPLEMENT

                                       to

               Prospectus dated February 19, 2002 and supplemented
              by the Prospectus Supplements, dated March 13, 2002,
                                 April 22, 2002,
                April 25, 2002, April 30, 2002, May 13, 2002, May
                 17, 2002, November 14, 2002, November 21, 2002,
                               November 22, 2002,
                December 5, 2002, December 20, 2002, January 13,
              2003, January 14, 2003, January 27, 2003, February 5,
                              2003, April 1, 2003,
            April 8, 2003, April 9, 2003, May 1, 2003, May 29, 2003,
           June 18, 2003, June 20, 2003, June 24, 2003, July 3, 2003,
                          July 11, 2003, July 29, 2003,
            July 30, 2003, September 11, 2003, September 22, 2003 and
                               September 30, 2003

                                       of

                                  FINDWHAT.COM

         Rupinder S. Sidhu (the "Mr. Sidhu") sold the following number of shares of our common stock on the following dates at the per share prices set forth below:

o        5,000 shares at $18.11 per share on October 8, 2003; and
o        5,000 shares at $18.85 per share on October 9, 2003.

This sale was effected by UBS Financial Services Inc., as agent, at a total commission charge of $500. Immediately following this sale, Mr. Sidhu beneficially owned 586,020 shares of our common stock.

         On September 30, 2003, FindWhat.com reported the sale by Mr. George Beasley of 5,000 shares of our common stock pursuant to a prospectus sale. This sale was reported in error as the shares sold were sold by means other than the above referenced registration statement.

On October 10, 2003, the closing price per share of our common stock on the Nasdaq National Market was $18.70.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus Supplement is October 14, 2003.